Certification of CEO Pursuant to
                     18 U.S.C. Section 1350,
                     As Adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Berry Petroleum Company (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on May 8, 2003 (the "Report"), Jerry V. Hoffman, as Chairman, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of section
  13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


/s/ Jerry V. Hoffman
Jerry V. Hoffman
Chairman, President and Chief Executive Officer
May 8, 2003




















                        Exhibit 99.1

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